UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPP plc

(Exact name of Registrant as specified in its charter)

Jersey

(State or other jurisdiction of incorporation or organization)

Not applicable

(I.R.S. Employer Identification Number)

Sea Containers

18 Upper Ground

London SE1 9GL, United Kingdom

Telephone: (011 44) 20 7282 4600
(Address and telephone number of Registrant’s principal executive offices)

WPP Finance 2010
(Exact name of Registrant as specified in its charter)
England and Wales
(State or other jurisdiction of incorporation or organization)
Not applicable
(I.R.S. Employer Identification Number)
Sea Containers
18 Upper Ground
London SE1 9GL, United Kingdom
Telephone: (011 44) 20 7282 4600
(Address and telephone number of Registrant’s principal executive offices)	WPP 2025 LLC
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
39-3674912
(I.R.S. Employer Identification Number)
3 World Trade Center
175 Greenwich Street
New York NY 10007, United States
Telephone: (011 44) 20 7282 4600
(Address and telephone number of Registrant’s principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

__________________________

Andrea Harris, Esq.

Group Chief Counsel

Sea Containers

18 Upper Ground

London SE1 9GL, United Kingdom

Telephone: (011 44) 20 7282 4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

Copies to:

Sachin A. Davé, Esq.

Allen Overy Shearman Sterling LLP

One Bishops Square

London E1 6AD, United Kingdom

Tel: (011 44) 20 3088 0000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

__________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

TABLE OF CO-REGISTRANTS

Exact Name as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
WPP Jubilee Limited	England and Wales	Not Applicable	Sea Containers 18 Upper Ground London SE1 9GL, United Kingdom Telephone: (011 44) 20 7282 4600
WPP 2005 Limited	England and Wales	Not Applicable	Sea Containers 18 Upper Ground London SE1 9GL, United Kingdom Telephone: (011 44) 20 7282 4600

PROSPECTUS

WPP FINANCE 2010

WPP 2025 LLC

DEBT SECURITIES

GUARANTEED BY

WPP PLC

WPP JUBILEE LIMITED

WPP 2005 LIMITED

__________________________

Each of WPP Finance 2010 and WPP 2025 LLC may from time to time offer debt securities, which will be guaranteed by WPP plc, WPP Jubilee Limited and WPP 2005 Limited and which may be guaranteed by other entities through this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which these securities may be offered. Each time we offer and sell debt securities, the specific terms of the debt securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you make a decision to invest.

We may sell securities to or through underwriters, dealers, agents or to other purchasers. If any underwriters, dealers or agents are involved in the sale of any of the debt securities, the accompanying prospectus supplement will set forth the names of any underwriters, dealers or agents and any applicable purchase price, fee commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See sections of this prospectus titled “About this Prospectus” for more information.

__________________________

Investing in our debt securities involves certain risks. See the “Risk Factors” section beginning on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement to read about certain factors you should consider before making a decision to invest in our debt securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

__________________________

The date of this prospectus is March 19, 2026.

Table of Contents

About This Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Incorporation of Certain Documents by Reference	4
Cautionary Statements Concerning Forward-Looking Statements	5
The Issuers and The Guarantors	1
Use of Proceeds	2
Description of Debt Securities and Guarantees	3
Taxation	4
Experts	5
Legal Matters	6
Enforceability of Civil Liabilities	7
PART II	8

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, each of WPP Finance 2010 and WPP 2025 LLC may from time to time offer debt securities, with guarantees of WPP plc, WPP Jubilee Limited and WPP 2005 Limited and, to the extent so indicated in an applicable prospectus supplement or otherwise established following the offer and sale of a series of debt securities, guarantees of other entities.

This prospectus only provides a general description of the securities that we may offer and the method by which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of the securities that are the subject of the offering and the terms of the offering itself. We may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. The terms in such prospectus supplement or free writing prospectus may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any related prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to purchasing any of the debt securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the information contained in an accompanying prospectus supplement or free writing prospectus, the information in the prospectus supplement or free writing prospectus, as applicable, shall prevail. Each prospectus supplement will be filed with the SEC.

As used in this prospectus, the “Group” and “WPP Group” refer to WPP plc and its consolidated subsidiaries; the “Issuers” refers collectively to WPP Finance 2010 and WPP 2025 LLC, excluding their respective subsidiaries and affiliates; the “Subsidiary Guarantors” refers to WPP Jubilee Limited and WPP 2005 Limited, excluding their respective subsidiaries and affiliates; and the “Parent Guarantor” refers to WPP plc, excluding its subsidiaries and affiliates. References to the “Guarantors” refers collectively to the Parent Guarantor and the Subsidiary Guarantors, in each case unless the context otherwise requires or unless otherwise specified. References to “we”, “our” and “us” refer to the Issuers and WPP plc, collectively, in each case unless the context otherwise requires or unless otherwise specified.

References to “U.S. Dollars,” “USD,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

WPP plc publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.

1

Risk Factors

Investing in the debt securities offered using this prospectus and any applicable prospectus supplement or free writing prospectus involves risk. Before you make a decision to buy such debt securities, we urge you to carefully review the risks described under “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, and any risk factors described in or incorporated by reference in the applicable prospectus supplement or any free writing prospectus or similar sections in any documents incorporated by reference in this prospectus.

2

Where You Can Find More Information

We file or furnish annual reports and other information with or to the SEC that you may obtain through the SEC’s EDGAR electronic filing system on the SEC’s website, at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link. Other documents establishing the terms of the offered debt securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

3

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with or furnish to the SEC may automatically update and supersede earlier information filed with or furnished to the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•	WPP plc’s annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 19, 2026 (the “2025 Annual Report”);
•	any future annual reports on Form 20-F that WPP plc files with the SEC after the date of this prospectus, and prior to the termination of the offering of the securities offered by this prospectus; and
•	any future reports on Form 6-K that WPP plc files or furnishes to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address: Sea Containers, 18 Upper Ground, London SE1 9GL, United Kingdom, Telephone; +44 (0) 20 7282 4600.

4

Cautionary Statements Concerning Forward-Looking Statements

Except for historical statements and discussions, statements contained or incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. Other documents of WPP plc filed with or furnished to the SEC, including those incorporated by reference in this prospectus, may also include forward-looking statements, and other written or oral forward-looking statements have been made and may in the future be made from time to time by us or on our behalf.

These forward-looking statements may include, among other things, plans, objectives, beliefs, intentions, strategies, projections and anticipated future economic performance based on assumptions and the like that are subject to risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘forecast’, ‘guidance’, ‘intend’, ‘may’, ‘will’, ‘should’, ‘potential’, ‘possible’, ‘predict’, ‘project’, ‘plan’, ‘target’, and other words and similar references to future periods but are not the exclusive means of identifying such statements. As such, all forward-looking statements involve risk and uncertainty because they relate to future events and circumstances that are beyond our control. Actual results or outcomes may differ materially from those discussed or implied in the forward-looking statements. Therefore, you should not rely on such forward-looking statements, which speak only as of the date they are made, as a prediction of actual results or otherwise. Important factors which may cause actual results to differ include but are not limited to those described under “Forward-Looking Statements” before Item 1 and in Item 3D, captioned “Risk Factors” in the Group’s most recent Annual Report on Form 20-F. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by the Group that the Group’s plans and objectives will be achieved. Neither the Group, nor any of its directors, officers or employees, provides any representation, assurance or guarantee that the occurrence of any events anticipated, expressed or implied in any forward-looking statements will actually occur. Other than in accordance with its legal or regulatory obligations (including under the Market Abuse Regulation, the UK Listing Rules and the Disclosure and Transparency Rules of the Financial Conduct Authority), the Group undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is provided as permitted by the U.S. Private Securities Litigation Reform Act of 1995.

5

The Issuers and The Guarantors

The Group’s organizational structure brings together media intelligence, data solutions, creative services, production capabilities, enterprise solutions and strategic counsel on a national, multinational and global scale. In February 2026, the Group announced the simplification of its structure into four operating units: WPP Media, WPP Production, WPP Enterprise Solutions and WPP Creative.

The Issuers

WPP Finance 2010 was incorporated on October 26, 2010, and is a private unlimited liability company incorporated under the laws of England and Wales (company number 07419716). It is an indirect, wholly owned subsidiary of WPP plc.

WPP 2025 LLC was incorporated on August 6, 2025, and is a limited liability company incorporated under the laws of Delaware. WPP 2025 LLC’s registered office is located at Corporate Creations Network Inc., 1521 Concord Pike, Suite 201, Wilmington DE 19803, United States. It is an indirect, wholly owned subsidiary of WPP plc.

The Guarantors

WPP plc was incorporated on October 25, 2012, as a public company limited by shares under the laws of Jersey (registration number 111714) and became the ultimate parent of the Group on January 2, 2013, in connection with the re-domiciliation of the Group to the United Kingdom for UK income tax purposes.

WPP Jubilee Limited was incorporated on November 8, 2012, as a private limited company under the laws of England and Wales (company number 08286875). WPP Jubilee Limited’s registered office is located at Sea Containers House, 18 Upper Ground, London SE1 9GL, United Kingdom. It is an indirect, wholly owned subsidiary of WPP plc.

WPP 2005 Limited (formerly WPP Group plc) was incorporated on March 1, 1971, and is now a private limited company incorporated under the laws of England and Wales (company number 01003653). WPP 2005 Limited’s registered office is located at Sea Containers House, 18 Upper Ground, London SE1 9GL, United Kingdom. It is an indirect, wholly owned subsidiary of WPP plc. WPP 2005 Limited was the ultimate parent of the Group until October 25, 2005.

II-1

Use of Proceeds

Unless otherwise disclosed in connection with a particular offering of securities in a prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes of the Group.

II-2

Description of Debt Securities and Guarantees

We may offer from time to time debt securities of any of the Issuers and guarantees thereof by the Guarantors. We will set forth in the applicable prospectus supplement or other offering material a description of the debt securities and guarantees which may be offered under this prospectus.

II-3

Taxation

The applicable prospectus supplement or free writing prospectus will describe certain United Kingdom, United States federal income tax and Jersey tax considerations, if applicable, to a particular series of debt securities.

II-4

Experts

The financial statements as of December 31, 2025 and December 31, 2024 and for each of the years ended December 31, 2025 and December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority to act as experts in accounting and auditing.

II-5

Legal Matters

Certain legal matters with respect to United States, New York, Delaware and English law will be passed upon for us by Allen Overy Shearman Sterling LLP. Certain legal matters with respect to Jersey law will be passed upon by Mourant Ozannes (Jersey) LLP regarding the guarantees of WPP plc. If counsel for any underwriter, dealers or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

II-6

Enforceability of Civil Liabilities

WPP Finance 2010 is a private unlimited liability company incorporated under the laws of England and Wales. WPP 2025 LLC is a private limited liability company incorporated under the laws of Delaware. WPP plc is a public company limited by shares incorporated under the laws of Jersey. WPP Jubilee Limited and WPP 2005 Limited are private limited liability companies incorporated under the laws of England and Wales. Some of the directors and officers of the Issuers and the Guarantors, and certain of the experts named herein, reside outside of the United States. In addition, a substantial portion of the Issuers’ and the Guarantors’ assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States against the Issuers and the Guarantors or their respective directors and officers and certain experts or to enforce against any of them judgments, including those obtained in original actions or in actions to enforce judgments of the U.S. courts, predicated upon the civil liability provisions of the U.S. federal securities laws.

The Issuers and the Guarantors have expressly submitted to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York for the purpose of any suit, action or procedure to enforce the debt securities or the related guarantees and have appointed Corporate Creations Network Inc., 600 Mamaroneck Avenue, #400 Harrison, NY 10528, United States to accept service of process in any such action.

II-7

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

WPP 2025 LLC’s Operating Agreement provides:

“Neither the Shareholder, any Manager nor any officer of the Company (each, an “Indemnified Party”) shall be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the Indemnified Party by this Agreement, except that the Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of the Indemnified Party’s willful misconduct or gross negligence. To the fullest extent permitted by applicable law, the Indemnified Party shall be entitled to indemnification from the Company for any loss damage or claim incurred by the Indemnified Party by reason of any act or omission performed or omitted by the Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the Indemnified Party, except that the Indemnified Party shall not be entitled to be indemnified in respect of any loss, damage, or claim incurred by the Indemnified Party by reason of willful misconduct or gross negligence with respect to such acts or omissions; provided, however, that any indemnity under this Article IV shall be provided out of and to the extent of Company assets only, and the Shareholder shall not have any liability on account thereof. Notwithstanding anything herein to the contrary, the indemnification afforded herein shall be subject to, and no broader than permitted by, the laws of Delaware and all laws applicable to WPP plc and its subsidiaries, including, without limitation, the Companies Act 2006 of England and Wales and all applicable limitations set forth therein, in the absence of the approval of the Shareholder.”

Article 148 of WPP plc’s Articles of Association provides:

“As far as the legislation allows, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;
(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;
(c)	purchase and maintain insurance against any liability for any director referred to in (a) or (b) above; and
(d)	provide any director referred to in (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by them in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.”

Article 52 of WPP Jubilee Limited’s Articles of Association provides:

“(1)	Subject to paragraph (2), a relevant director of the company or an associated company may be indemnified out of the company’s assets against—
(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company,

II-8

(b)	any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),
(c)	any other liability incurred by that director as an officer of the company or an associated company.
(2)	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.
(3)	In this article—
(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and
(b)	a “relevant director” means any director or former director of the company or an associated company.”

References to the “Companies Acts” in Article 52 above are to the company law provisions of the Companies Act 2006; Part 2 of the Companies (Audit, Investigations and Community Enterprise) Act 2004 (c. 27) (community interest companies), and the provisions of the Companies Act 1985 (c. 6) and the Companies Consolidation (Consequential Provisions) Act 1985 (c. 9) that remain in force, in so far as they apply to WPP Jubilee Limited.

Model Article 52 (incorporated into WPP 2005 Limited’s Articles of Association pursuant to Article 1.1) provides:

“(1)	Subject to paragraph (2), a relevant director of the company or of an associated company may be indemnified out of the company’s assets against:
(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company;
(b)	any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act);
(c)	any other liability incurred by that director as an officer of the company or an associated company.
(2)	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law.
(3)	In this article:
(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and
(b)	a “relevant director” means any director or former director of the Company or of an associated company.”

References to the “Companies Acts” in Article 52 above are to the company law provisions of the Companies Act 2006; Part 2 of the Companies (Audit, Investigations and Community Enterprise) Act 2004 (c. 27) (community interest companies), and the provisions of the Companies Act 1985 (c. 6) and the Companies Consolidation (Consequential Provisions) Act 1985 (c. 9) that remain in force, in so far as they apply to WPP 2005 Limited.

II-9

Articles 77 and 212 of the Companies (Jersey) Law 1991 (as amended), applicable to WPP plc, provide as follows:

“77. Indemnity of officers and former officers

(1)	Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.
(2)	Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against:
(a)	any liabilities incurred in defending any proceedings (whether civil or criminal)—
(i)	in which judgment is given in the person’s favour or the person is acquitted,
(ii)	which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or
(iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;
(b)	any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;
(c)	any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or
(d)	any liability against which the company normally maintains insurance for persons other than directors.
(3)	Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.
(4)	This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”

“212 Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor it appears to the court that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that the person has acted honestly and that having regard to all the circumstances of the case (including those connected with his or her appointment) he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, the court may relieve the person, either wholly or partly, from his or her liability on such terms as it thinks fit.
(2)	If an officer or person mentioned in paragraph (1) has reason to apprehend that a claim will or might be made against the person in respect of negligence, default, breach of duty or breach of trust, he or she may apply to the court for relief; and the court on the application has the same power to relieve the person as it would have had if proceedings against him or her for negligence, default, breach of duty or breach of trust had been brought.”

II-10

WPP plc maintains an insurance policy for its directors and officers in respect of liabilities arising from any act, error or omission while acting in their capacities as directors or officers of WPP plc or any associated company.

Sections 232—235 and Section 1157 of the Companies Act 2006 of England and Wales, applicable to WPP Finance 2010, WPP Jubilee Limited and WPP 2005 Limited, provide as follows:

“232 Provisions protecting directors from liability

(1)	Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2)	Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—
(a)	section 233 (provision of insurance),
(b)	section 234 (qualifying third party indemnity provision), or
(c)	section 235 (qualifying pension scheme indemnity provision).
(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

“233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

“234 Qualifying third-party indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—
(a)	any liability of the director to pay—
(i)	a fine imposed in criminal proceedings, or
(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

II-11

(b)	any liability incurred by the director—
(i)	in defending criminal proceedings in which he is convicted, or
(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5)	For this purpose—
(a)	a conviction, judgment or refusal of relief becomes final—
(i)	if not appealed against, at the end of the period for bringing an appeal, or
(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)	an appeal is disposed of—
(i)	if it is determined and the period for bringing any further appeal has ended, or
(ii)	if it is abandoned or otherwise ceases to have effect.

(6)       The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under— section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

“235 Qualifying pension scheme indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2)	Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—
(a)	any liability of the director to pay—
(i)	a fine imposed in criminal proceedings, or
(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

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(5)	For this purpose—
(a)	a conviction becomes final—
(i)	if not appealed against, at the end of the period for bringing an appeal, or
(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)	an appeal is disposed of—
(i)	if it is determined and the period for bringing any further appeal has ended, or
(ii)	if it is abandoned or otherwise ceases to have effect.
(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150 (5) of the Finance Act 2004 (c. 12) that is established under a trust.”

“1157 Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against—
(a)	an officer of a company, or
(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—
(a)	he may apply to the court for relief, and
(b)	the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

(a)                 Each of the undersigned registrants hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)                  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act of 1933, or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)                That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(A)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be the new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)                That, for the purpose of determining liability of the registrants under the Securities Act of 1933, to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)                Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES OF WPP FINANCE 2010

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on March 19, 2026.

WPP FINANCE 2010

By:	/S/ Alexander Ashby
Name:	Alexander Ashby
Title:	Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Joanne Wilson, Balbir Kelly-Bisla, Andrea Harris and Mark Povey, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on March 19, 2026.

Signature	Title

/s/ Alexander Ashby	Director
Alexander Ashby

/s/ Paul New	Director
Paul New

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SIGNATURES OF WPP 2025 LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, United States, on March 19, 2026.

WPP 2025 LLC

By:	/S/ Paul Stasiulis
Name:	Paul Stasiulis
Title:	Manager

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Alexander Ashby, Joanne Wilson, Balbir Kelly-Bisla, Andrea Harris and Mark Povey, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on March 19, 2026.

Signature	Title

/s/ Paul Stasiulis	Manager
Paul Stasiulis

/s/ Thomas Graziano	Manager
Thomas Graziano

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SIGNATURES OF WPP PLC

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England, on March 19, 2026.

WPP PLC

By:	/s/ Joanne Wilson
Name:	Joanne Wilson
Title:	Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Alexander Ashby, Balbir Kelly-Bisla, Andrea Harris and Mark Povey, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on March 19, 2026.

Signature	Title

/s/ Cindy Rose	Group Chief Executive Officer
Cindy Rose

/s/ Joanne Wilson	Group Chief Financial Officer
Joanne Wilson

/s/ Philip Jansen	Non-Executive Director
Philip Jansen

/s/ Tom Ilube	Non-Executive Director
Tom Ilube

/s/ Jasmine Whitbread	Non-Executive Director
Jasmine Whitbread

/s/ Sandrine Dufour	Non-Executive Director
Sandrine Dufour

/s/ Keith Weed	Non-Executive Director
Keith Weed

/s/ Simon Dingemans	Non-Executive Director
Simon Dingemans

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SIGNATURES OF WPP 2005 LIMITED

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on March 19, 2026.

WPP 2005 LIMITED

By:	/S/ Alexander Ashby
Name:	Alexander Ashby
Title:	Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Joanne Wilson, Balbir Kelly-Bisla, Andrea Harris and Mark Povey, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on March 19, 2026.

Signature	Title

/s/ Alexander Ashby	Director
Alexander Ashby

/s/ Paul New	Director
Paul New

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SIGNATURES OF WPP JUBILEE LIMITED

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on March 19, 2026.

WPP JUBILEE LIMITED

By:	/S/ Alexander Ashby
Name:	Alexander Ashby
Title:	Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Joanne Wilson, Balbir Kelly-Bisla, Andrea Harris and Mark Povey, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on March 19, 2026.

Signature	Title

/s/ Alexander Ashby	Director
Alexander Ashby

/s/ Paul New	Director
Paul New

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Exhibit Index

Exhibit Number	Description of Exhibit
1.	Form of Underwriting Agreement*
4.1	Form of Indenture among WPP Finance 2010, WPP 2025 LLC, WPP plc, WPP Jubilee Limited, WPP 2005 Limited, and Wilmington Trust, National Association, as trustee and Citibank, N.A., as registrar and paying agent.*
4.2	Form of debt security (included in Exhibit 4.1).
4.3	Form of guarantee (included in Exhibit 4.1).
5.1	Opinion of Allen Overy Shearman Sterling LLP as to matters of US law.*
5.2	Opinion of Allen Overy Shearman Sterling LLP as to matters of English law.*
5.3	Opinion of Mourant Ozannes (Jersey) LLP as to matters of Jersey law.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Deloitte LLP.*
23.3	Consent of Allen Overy Shearman Sterling LLP (included in Exhibit 5.1).
23.4	Consent of Allen Overy Shearman Sterling LLP (included in Exhibit 5.2).
23.5	Consent of Mourant Ozannes (Jersey) LLP (included in Exhibit 5.3).
24.1	Powers of attorney (included in the signature pages of this registration statement).
25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Wilmington Trust, National Association.*
107	Filing Fee Table.

____________

* Filed herewith